UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, David Ryan Mudd informed Creative Realities, Inc. (the “Company”) that he is resigning as the Company’s Chief Financial Officer effective as of October 10, 2025 to accept another CFO opportunity at a company with annual revenues exceeding $2 billion. Mr. Mudd’s departure from the Company was not due to any disagreement with respect to any matter relating to the Company’s operations, policies or practices or any issues regarding accounting or other financial policies or practices. The Company expects to appoint Richard Mills, Chief Executive Officer of the Company, to serve as interim Chief Financial Officer upon Mr. Mudd’s departure pending the appointment of a permanent replacement. The Company expects to announce a permanent replacement Chief Financial Officer in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2025

Creative Realities, Inc

By:	/s/ David Ryan Mudd
David Ryan Mudd
Chief Financial Officer